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                                   Exhibit 2.4

                  [Amended and Restated] Revolving Credit Note


$__,000,000.00                                              __________ __, _____



         FOR VALUE RECEIVED, the undersigned, (collectively the "Borrowers"), hereby jointly and severally promise to pay to the order of_____________________ (the "Bank"), by remittances to the Agent in accordance with the Agreement (defined below), the principal amount of _______________ Million Dollars ($__,000,000.00), or such lesser amount as may be advanced by the Bank, in lawful money of the United States of America in immediately available funds, payable at the times, in the manner, and at the interest rates specified in the Agreement.

         This Note arises out of that certain Second Amended and Restated Revolving Credit and Security Agreement dated as of May 16, 2002 among the Borrowers, Wachovia Bank, National Association, formerly known as First Union National Bank, as Agent and the Banks (as amended, the "Agreement") and is subject in all respects to the terms of the Agreement. This Note is one of the "Revolving Credit Notes" as defined in the Agreement. [This Note amends, restates and supersedes that certain Revolving Credit Note in the amount of $__________ dated __________ ___, _____ from certain of the Borrowers and their Affiliates to the Bank. This Note shall not be a payment, satisfaction, cancellation or novation of the Revolving Credit Note amended, restated and superseded hereby.]

         Terms used herein which are defined in the Agreement shall have their defined meanings when used herein. The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Note upon the terms and conditions specified in the Agreement. This Note is secured by the Agreement, reference to which is hereby made for a description of the Collateral provided for therein and the rights of the Borrowers and the Bank with respect to such Collateral.

         The Borrowers hereby waive presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, excepting any notice requirements set forth in the Agreement.

         JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE



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NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE COUNTY
OF PHILADELPHIA IN THE COMMONWEALTH OF PENNSYLVANIA AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COUNTY. EACH BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO THE BORROWER.

         WAIVER OF JURY TRIAL. EACH BORROWER HEREBY WAIVES, AND THE BANK BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT AND RELY UPON THIS NOTE.

         CONFESSION OF JUDGMENT. THE FOLLOWING PARAGRAPH SETS FORTH A POWER OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWERS. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWERS, EACH BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR SUCH BORROWER AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, INTELLIGENTLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS SUCH BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE INCLUDING, WITHOUT LIMITATION, A HEARING PRIOR TO ATTACHMENT OF SUCH BORROWER'S BANK ACCOUNT AND OTHER ASSETS. EACH BORROWER ACKNOWLEDGES AND UNDERSTANDS THAT BY EXECUTING THIS NOTE CONTAINING A CONFESSION OF JUDGMENT CLAUSE THAT SUCH BORROWER IS VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY GIVING UP ANY AND ALL RIGHTS, INCLUDING CONSTITUTIONAL RIGHTS, THAT SUCH BORROWER HAS OR MAY HAVE TO NOTICE AND A HEARING BEFORE JUDGMENT CAN BE ENTERED AGAINST SUCH BORROWER AND BEFORE SUCH BORROWER'S ASSETS, INCLUDING, WITHOUT LIMITATION, ITS BANK ACCOUNTS, MAY BE GARNISHED, LEVIED, EXECUTED UPON AND/OR ATTACHED. EACH BORROWER UNDERSTANDS THAT ANY SUCH GARNISHMENT, LEVY, EXECUTION AND/OR ATTACHMENT SHALL RENDER THE PROPERTY GARNISHED, LEVIED, EXECUTED UPON OR ATTACHED IMMEDIATELY UNAVAILABLE TO SUCH BORROWER. IT IS SPECIFICALLY ACKNOWLEDGED BY EACH BORROWER THAT THE BANK HAS RELIED ON THIS WARRANT OF ATTORNEY AND THE RIGHTS WAIVED BY BORROWERS HEREIN IN ENTERING INTO THE AGREEMENT AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS TO THE BORROWERS.



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         Upon the occurrence of an Event of Default, each Borrower hereby jointly and severally authorizes and empowers any attorney of any court of record or the prothonotary or clerk of any county in the Commonwealth of Pennsylvania, or in any jurisdiction where permitted by law or the clerk of any United States District Court, to appear for the Borrowers in any and all actions which may be brought hereunder and enter and confess judgment against the Borrowers or any of them in favor of the Bank for such sums as are due or may become due hereunder or under any other Loan Documents, together with costs of suit and actual collection costs including, without limitation, reasonable attorneys' fees equal to 2% of the Obligations then due and owing but in no event less than $5,000.00, with or without declaration, without prior notice, without stay of execution and with release of all procedural errors and the right to issue executions forthwith. To the extent permitted by law, each Borrower waives the right of inquisition on any real estate levied on, voluntarily condemns the same, authorizes the prothonotary or clerk to enter upon the writ of execution this voluntary condemnation and agrees that such real estate may be sold on a writ of execution; and also waives any relief from any appraisement, stay or exemption law of any state now in force or hereafter enacted. Each Borrower further waives the right to any notice and hearing prior to the execution, levy, attachment or other type of enforcement of any judgment obtained hereunder, including, without limitation, the right to be notified and heard prior to the garnishment, levy, execution upon and attachment of Borrower's bank accounts and other property. If a copy of this Note verified by affidavit of any officer of the Bank shall have been filed in such action, it shall not be necessary to file the original thereof as a warrant of attorney, any practice or usage to the contrary notwithstanding. The authority herein granted to confess judgment shall not be exhausted by any single exercise thereof, but shall continue and may be exercised from time to time as often as the Bank shall find it necessary and desirable and at all times until full payment of all amounts due hereunder and under any other Loan Documents. The Bank may confess one or more judgments in the same or different jurisdictions for all or any part of the Obligations arising hereunder or under any other Loan Documents to which any Borrower is a party, without regard to whether judgment has theretofore been confessed on more than one occasion for the same Obligations. In the event that any judgment confessed against any Borrower is stricken or opened upon application by or on behalf of such Borrower or any obligor for any reason, the Bank is hereby authorized and empowered to again appear for and confess judgment against the Borrowers for any part or all of the Obligations owing under this Note and/or for any other liabilities, as herein provided.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of laws).

         EACH BORROWER ACKNOWLEDGES THAT THE RIGHTS WAIVED ABOVE ARE CONSTITUTIONAL RIGHTS, THAT SUCH BORROWER HAS WAIVED SUCH RIGHTS INTENTIONALLY, KNOWINGLY, AND AFTER CONSULTATION WITH ITS ATTORNEY, AND WAIVES SUCH RIGHTS VOLUNTARILY.



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         IN WITNESS WHEREOF, the Borrowers, intending to be legally bound, have executed and delivered this Note on the date first above written.


                                    MARLTON TECHNOLOGIES, INC., a Pennsylvania corporation, successor to Marlton Technologies, Inc., a New Jersey corporation

                                    SPARKS EXHIBITS & ENVIRONMENTS CORP.
                                    (formerly Sparks Exhibits Corp.), a
                                    Pennsylvania corporation

                                    SPARKS EXHIBITS & ENVIRONMENTS, INC.
                                    (formerly Sparks Exhibits, Inc.), a Georgia corporation

                                    SPARKS EXHIBITS HOLDING CORPORATION, a
                                    Delaware corporation

                                    SPARKS EXHIBITS & ENVIRONMENTS, LTD.
                                    (formerly Sparks Exhibits, Ltd.), a
                                    California corporation

                                    SPARKS EXHIBITS & ENVIRONMENTS INCORPORATED
                                    (formerly Piper Productions, Inc.), a
                                    Florida corporation

                                    SPARKS EXHIBITS & ENVIRONMENTS COMPANY,
                                    an Illinois corporation


                                    By: /s/ Robert B. Ginsburg
                                        ----------------------------------------
                                        Name:  Robert B. Ginsburg
                                        Title:

                                    DMS STORE FIXTURES LLC (formerly DMS Store
                                    Fixtures Corp.), a Pennsylvania limited
                                    liability company

                                    By: Sparks Exhibits & Environments Corp.,
                                        its sole Member

                                    By: /s/ Robert B. Ginsburg
                                        ----------------------------------------
                                        Name:  Robert B. Ginsburg
                                        Title: